Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES SECOND QUARTER RESULTS

CHESTER, WV — August 3, 2006 — MTR Gaming Group, Inc. (NasdaqGS:MNTG) today announced financial results for the second quarter and six months ended June 30, 2006.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Revenues, net of promotional allowances, for the second quarter were $94.9 million compared to $95.4 million in the second quarter of 2005.  EBITDA was $11.2 million compared to $12.1 million in the same period of 2005. The decrease in EBITDA is attributable in large part to Binion’s operating results as discussed below.  Net income was $472,000 or $0.02 per diluted share versus $1.6 million or $0.06 per diluted share in the second quarter of the prior year.  The decrease in net income reflects the EBITDA decline as well as higher net interest expense associated with the issuance of $125 million of Senior Subordinated Notes in May 2006 and an increase in the Company’s effective income tax rate.

Operating performance at the Company’s flagship property, The Mountaineer Racetrack & Gaming Resort, was strong despite a decrease in net revenues.  The property generated EBITDA of $15.5 million, a 6% increase from $14.6 million in the second quarter of last year, reflecting Mountaineer’s cost containment efforts.  However, net revenues at Mountaineer decreased to $74.0 million, compared to $76.5 million in the second quarter of 2005, due to general economic conditions including increased fuel costs.

In July, the West Virginia Lottery began participating in the new multi-state progressive “Ca$hola” game.  Currently, Mountaineer has 25 slots dedicated to this new game.  The Company believes growth of this game, which has already yielded an annuity jackpot in excess of $700,000 for a player in Rhode Island, will further differentiate Mountaineer’s slot offering from its competition.

Binion’s accounted for $15.1 million of net revenues in the second quarter, a 4% increase from the second quarter of 2005.  However, Binion’s experienced an EBITDA loss of $523,000, versus an EBITDA contribution of $770,000 in the comparable 2005 period, primarily due to higher operating expenses in the second quarter of 2006 compared to the same period a year ago.  Additionally, the quarterly comparison was impacted by favorable adjustments to expenses associated with reductions in the player point liability in the second quarter of 2005 that did not occur in the 2006 quarter.  The Company continues to focus on realigning operations in order to capitalize on the facility’s excellent position within the Downtown Las Vegas gaming and entertainment market.  The Company’s Speedway Casino in North Las Vegas, Nevada accounted for net revenues of $3.0 million and an EBITDA contribution of $568,000 for the quarter.

During the second quarter, land options associated with the site of the Company’s proposed stand-alone casino in Pittsburgh expired.  Accordingly, related costs of approximately $268,000 were expensed.

For the first half of 2006, revenues, net of promotional allowances, rose 9% to $187.9 million from $171.9 million in the first six months of 2005.  EBITDA was $25.8 million versus $25.6 million in the same period last year.  Net income was $3.8 million or $0.14 per diluted share compared to $4.5 million or $0.15 per diluted share in the first half of 2005.

MTR noted that the Company’s operating performance continues to reflect the carrying costs of the developments on which it is working, which are highlighted below and which management believes will further diversify MTR.

Presque Isle Downs

Construction of Presque Isle Downs, which began with earthwork in October of 2005, continues according to schedule.  Erection of steel for the Clubhouse has begun.  Contractors are currently paving parking lots and internal roadways.  The Company continues to project substantial completion of the Clubhouse, including a 48,074 square foot gaming area that can accommodate up to 2,000 slot machines, a buffet, and gourmet room in November of 2006 and the racetrack and supporting facilities by October of 2007.

On July 27, 2006, the Pennsylvania Gaming Control Board announced a new schedule for License Hearings for all applicants.  Presque Isle Downs’ public hearings for its Conditional Category 1 Slot Machine License and Permanent Slot Machine License will be held September 11, 2006 and December 4, 2006, respectively.  The Control Board also announced that it expects to act on the Conditional Category 1 License applications in September, 2006 and the Permanent Category 1 License applications in December, 2006 (licensees may operate slot machines pursuant to the Conditional Category 1 License, pending issuance of the Permanent Category 1 License).

Given the schedule changes, the Company plans to open the Clubhouse for slot machine gaming as soon as practicable after the issuance of the Conditional Category 1 License and the state’s readiness to commence slot operations.

Also in July, 2006, the Pennsylvania Department of Revenue issued temporary regulations interpreting the state’s gaming act to require Category 1 licensees to pay a minimum of $10 million annually to local government.  In April of 2006, a Department spokesman had indicated that the aggregate amount payable to the host county and host municipality would be capped at 4% of gross terminal revenue (net win after payouts to players).  The Company intends to mitigate the impact of this new regulation by pursuing agreements with Erie County for the county’s investment of part of its local share into infrastructure improvements that the Company believes will directly or indirectly benefit both the host municipality, Summit Township, and Presque Isle Downs.  The Company has already entered into a similar agreement with the Summit Township Industrial and Economic Development Authority pursuant to which the Authority has agreed to apply to Erie County for certain grants contemplated by the gaming act, which would be used to fund, initially, up to $14.4 million of agreed upon on- and off-site infrastructure improvements.  The Company remains confident, notwithstanding the new regulation, that the distribution scheme as a whole (including the creation of a Horse Racing Development Fund into which all of the state’s slot machine licensees will pay a portion of gross terminal revenue, but from which only the Category 1 licensees will receive distributions — 80% of which will supplement racing purses), will provide an acceptable return on the Company’s investment.

Scioto Downs

On May 10, 2006, Ohio’s Attorney General approved for circulation an April 29, 2006 Initiative Petition submitted by the Ohio Learn & Earn Committee calling for an amendment of the state’s Constitution that would permit the operation of up to 3,500 slot machines at the state’s seven commercial racetracks, including the Company’s Scioto Downs, and two waterfront locations in Cleveland.  In order to place the proposed amendment on the November 7, 2006 ballot, Learn & Earn must collect 322,899 signatures from registered voters spanning 44 counties.  The amendment, if approved by the voters, sets forth the amounts payable to the state from gross terminal revenue as well as the distribution scheme.   The amendment would dedicate 30% of gross terminal revenue to a scholarship and grant program for the state’s public and private not-for-profit institutions of higher learning.  The amendment would likewise require the state’s General Assembly to pass enabling legislation within six months after its passage.

The Company intends to support the efforts of the Ohio Learn & Earn Committee.  Based upon the demographics of the Columbus, Ohio market (1.0 million, 1.6 million, and 4.9 million adults within 25, 50, and 100 miles of the property, respectively) and contemplated competition, the Company believes that, if the amendment were to pass, Scioto Downs could support approximately 3,000 slot machines.  In a July 31, 2006 press release, the Learn & Earn Committee reported that it has obtained more than 600,000 signatures.  The Company cannot predict, however, whether the Learn & Earn Committee will obtain the requisite signatures to place the amendment on the ballot, and, if it does obtain those signatures, whether the citizens of Ohio will vote in favor.  Indeed, an individual has filed suit requesting class action certification and seeking a declaration that the Learn & Earn Committee and those soliciting signatures have violated state law by “making misrepresentations and false communications relating to the Petition” and seeking injunctive relief restraining Learn & Earn from using any form of petition that does not include certain disclosures.  The amendment has been endorsed by the Greater Cleveland Partnership, the Ohio Association of Convention and Visitors Bureaus, the Ohio Licensed Beverage Association, and the three major horsemen’s groups involved in Ohio horse racing and breeding.

North Metro Harness Clears Legal Hurdles

As previously reported, in January of 2005, the Minnesota Racing Commission granted North Metro Harness Initiative, LLC (50% owned by MTR) licenses to operate a harness racetrack with pari-mutuel wagering in Anoka County, Minnesota (approximately 30 miles northeast of downtown Minneapolis), but an anti-gambling group filed two lawsuits against the Racing Commission in attempts to overturn the licenses and block the project.  On March 28, 2006, the Court of Appeals affirmed the decision of the Minnesota Racing Commission to grant the licenses, and on June 21, 2006 the Minnesota Supreme Court denied a request to review that decision.  The second lawsuit challenging North Metro’s license, alleging that the Racing Commission violated the state’s Open Meeting Law, was dismissed by a Ramsey County District Court, and on June 6, 2006, the Minnesota Court of Appeals affirmed that dismissal.  The anti-gambling group did not file a petition for review of that decision within the time permitted by rule.

Accordingly, both actions have been finally resolved in favor of North Metro.  MTR expects North Metro to obtain project financing without recourse to the Company, though MTR could elect to provide a credit enhancement.  Minnesota law permits racetracks to operate a 50-table card room after the completion of the first 50-day race meet and regulatory approval of a card room plan of operations.

Strategic Alternatives

As previously announced, having rejected the management-led buyout proposal, the Special Committee was dissolved in June of 2006.  Accordingly, in the absence of a transaction in which management has an interest, consideration of any strategic alternatives will lie with the full Board of Directors.  The Board does not foresee concluding any transactions for the purchase of all or substantially all of the Company’s assets at this time, because, among other reasons, such activity would delay the issuance of a slot machine license to Presque Isle Downs.  In addition, the Board does not believe that such a transaction would adequately reward the Company’s shareholders in the event that recent consideration for the prospect of table gaming in West Virginia and slot machine gaming in Ohio (discussed above) come to fruition.  The Company will, however, continue to consult with its financial advisors to remain informed of changing market conditions and the availability of other strategic opportunities.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA represents earnings (losses) before interest, income tax expense (benefit), depreciation and amortization, equity in loss of unconsolidated joint venture and gain (loss) on disposal of property.  EBITDAR represents EBITDA as well as ground lease rental payments.  EBITDA and EBITDAR are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), are unaudited and should not be considered alternatives to, or more meaningful than, net income or income from operations as indicators of our operating performance, or cash flows from operating activities, as measures of liquidity.  EBITDA and EBITDAR have been presented as supplemental disclosures because they are widely used measures of performance and basis’ for valuation of companies in our industry.  Uses of cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments, and in EBITDAR, ground lease rental payments.  Moreover, other companies that provide EBITDA and EBITDAR information may calculate EBITDA and EBITDAR differently than we do.  A reconciliation of GAAP net income (loss) to EBITDA and EBITDAR is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and recent corporate developments at 10:00 a.m. ET on Thursday, August 3, 2006.  Interested parties may participate in the call by dialing 706-679-0882 — please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID# 2956397).  The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com. To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, conference call will be archived on the Investor Relations section of the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia; Scioto Downs in Columbus, Ohio; the Ramada Inn and Speedway Casino in North Las Vegas, Nevada; Binion’s Gambling Hall & Hotel in Las Vegas, Nevada, and holds a license to build Presque Isle Downs, a thoroughbred racetrack with pari-mutuel wagering in Erie, Pennsylvania.  The Company also owns a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, Michigan.  Additionally, MTR owns a 50% interest in the North Metro Harness Initiative, LLC, which has a license to construct and operate a harness racetrack 30 miles north of downtown Minneapolis.  The Mountaineer facility, the Company’s primary source of revenues, currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,220 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, the construction of a racetrack and slot machine parlor in Erie, Pennsylvania and a racetrack and card room in Minnesota, the prospects for our operation of Binion’s, and the pursuit of strategic alternatives.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to disruption (occasioned by weather conditions, work stoppages, availability of materials and other factors) in developing our planned Pennsylvania and Minnesota operations and other facilities we may expand and/or acquire, success of our marketing initiatives at Binion’s, issuance and the timing of issuance of licenses and the authorization to commence operations by the Pennsylvania Gaming Control Board with respect to slot machines at Presque Isle Downs, obtaining financing for North Metro’s planned Minnesota operation, the availability of strategic alternatives and our successful negotiation of the terms of any transaction, our compliance with environmental laws and potential exposure to environmental liabilities, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Loren G. Mortman (212) 836-9604
LMortman@equityny.com

MTR GAMING GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Revenues:
Gaming	$78,442	$80,080	$157,520	$147,303
Parimutuel commissions	4,784	3,889	7,968	6,045
Food, beverage and lodging	11,498	10,845	22,791	17,454
Other	2,584	2,710	4,476	4,575
Total revenues	97,308	97,524	192,755	175,377
Less promotional allowances	(2,380)	(2,101)	(4,836)	(3,458)
Net revenues	94,928	95,423	187,919	171,919

Costs of revenues:
Cost of gaming	46,999	48,947	92,074	88,931
Cost of parimutuel commissions	3,544	2,780	6,292	4,800
Cost of food, beverage and lodging	9,675	9,344	18,923	14,497
Cost of other revenue	2,302	2,286	4,078	3,908
Total costs of revenues	62,520	63,357	121,367	112,136

Gross profit	32,408	32,066	66,552	59,783

Operating expenses:
Marketing and promotions	3,236	3,050	6,213	4,870
General and administrative	18,085	16,873	34,663	29,304
Depreciation	5,924	5,494	11,759	10,925
Loss on disposal of property	236	488	165	472

Total operating expenses	27,481	25,905	52,800	45,571

Operating income	4,927	6,161	13,752	14,212

Other (expense) income:
Equity in loss of unconsolidated joint venture	—	(31)	—	(77)
Interest income	447	40	528	138
Interest expense	(4,450)	(3,606)	(7,912)	(7,097)

Income before provision for income taxes and minority interest	924	2,564	6,368	7,176
Provision for income taxes	(504)	(962)	(2,627)	(2,691)

Income before minority interest	420	1,602	3,741	4,485
Minority interest	52	—	84	—

Net income	$472	$1,602	$3,825	$4,485

Net income per share:
Basic	$0.02	$0.06	$0.14	$0.16
Diluted	$0.02	$0.06	$0.14	$0.15

Weighted average number of shares outstanding:
Basic	27,494,705	28,685,039	27,470,982	28,653,251
Diluted	27,758,279	29,014,264	27,744,063	29,002,279

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005

Net revenues:
Mountaineer Park	$74,015	$76,454	$145,844	$144,824
Binion’s Gambling Hall	15,083	14,521	31,607	19,335
Las Vegas Speedway	2,965	2,627	6,065	5,141
Scioto Downs	1,596	1,815	2,402	2,613
Presque Isle Downs	—	—	—	—
Jackson Racing	1,266	—	1,995	—
North Metro	—	—	—	—
Corporate	3	6	6	6
Consolidated	$94,928	$95,423	$187,919	$171,919

EBITDA:
Mountaineer Park	$15,478	$14,640	$32,668	$30,017
Binion’s Gambling Hall	(523)	770	86	1,642
Las Vegas Speedway	568	322	1,388	664
Scioto Downs	(448)	(437)	(795)	(789)
Presque Isle Downs	(559)	—	(559)	—
Jackson Racing	(37)	—	(45)	—
North Metro	(79)	—	(131)	—
Corporate	(3,229)	(3,152)	(6,800)	(5,925)
Consolidated	$11,171	$12,143	$25,812	$25,609

EBITDAR:
Mountaineer Park	$15,478	$14,640	$32,668	$30,017
Binion’s Gambling Hall	1,162	2,351	3,441	3,597
Las Vegas Speedway	568	322	1,388	664
Scioto Downs	(448)	(437)	(795)	(789)
Presque Isle Downs	(559)	—	(559)	—
Jackson Racing	(10)	—	6	—
North Metro	(79)	—	(131)	—
Corporate	(3,229)	(3,152)	(6,800)	(5,925)
Consolidated	$12,883	$13,724	$29,218	$27,564

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION (continued)
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDAR
(dollars in thousands)
(unaudited)

The following tables set forth a reconciliation of net income (loss), a GAAP financial measure, to EBITDA and EBITDAR, non-GAAP financial measures.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005

Mountaineer Park:
Net income	$5,186	$4,905	$11,455	$10,250
Interest expense, net of interest income	2,161	2,181	4,315	4,367
Provision for income taxes	3,315	2,943	7,323	6,150
Depreciation	4,848	4,611	9,611	9,240
(Gain) loss on disposal of property	(32)	—	(36)	10
EBITDA	15,478	14,640	32,668	30,017
Ground lease rental payments	—	—	—	-
EBITDAR	$15,478	$14,640	$32,668	$30,017

Binion’s Gambling Hall:
Net (loss) income	$(668)	$252	$(587)	$652
Interest income	—	—	(30)	-
(Benefit) provision for income taxes	(427)	152	(375)	392
Depreciation	572	361	1,145	619
Gain (loss) on disposal of property	—	5	(67)	(21)
EBITDA	(523)	770	86	1,642
Ground lease rental payments	1,685	1,581	3,355	1,955
EBITDAR	$1,162	$2,351	$3,441	$3,597

Las Vegas Speedway:
Net income (loss)	$153	$(12)	$456	$(15)
Interest expense	102	102	204	205
Provision (benefit) for income taxes	98	(7)	292	(9)
Depreciation	215	239	436	483
EBITDA	568	322	1,388	664
Ground lease rental payments	—	—	—	—
EBITDAR	$568	$322	$1,388	$664

Scioto Downs:
Net loss	$(419)	$(430)	$(781)	$(819)
Interest expense, net of interest income	28	40	64	81
Benefit for income taxes	(268)	(258)	(500)	(492)
Depreciation	211	211	422	441
EBITDA	(448)	(437)	(795)	(789)
Ground lease rental payments	—	—	—	—
EBITDAR	$(448)	$(437)	$(795)	$(789)

Presque Isle Downs:
Net loss	$(341)	$—	$(341)	$—
Benefit for income taxes	(218)	—	(218)	—
EBITDA	(559)	—	(559)	—
Ground lease rental payments	—	—	—	—
EBITDAR	$(559)	$—	$(559)	$—

Jackson Racing:
Net loss	$(24)	$—	$(31)	$—
Interest expense, net of interest income and minority interest	1	—	2	—
Benefit for income taxes, net of minority interest	(16)	—	(20)	—
Depreciation, net of minority interest	2	—	4	—
EBITDA	(37)	—	(45)	—
Ground lease rental payments	27	—	51	—
EBITDAR	$(10)	$—	$6	$—

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION (continued)
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDAR
(dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005

North Metro:
Net loss	$(49)	$—	$(81)	$—
Interest expense, net of minority interest	1	—	1	—
Benefit for income taxes, net of minority interest	(31)	—	(51)	—
EBITDA	(79)	—	(131)	—
Ground lease rental payments	—	—	—	—
EBITDAR	$(79)	$—	$(131)	$—

Corporate:
Net loss	$(3,366)	$(3,113)	$(6,265)	$(5,583)
Interest expense, net of interest income	1,710	1,243	2,827	2,306
Benefit for income taxes	(1,916)	(1,868)	(3,770)	(3,350)
Depreciation	75	72	140	142
Equity in loss of unconsolidated joint venture	—	31	—	77
Loss on disposal of property	268	483	268	483
EBITDA	(3,229)	(3,152)	(6,800)	(5,925)
Ground lease rental payments	—	—	—	—
EBITDAR	$(3,229)	$(3,152)	$(6,800)	$(5,925)

Consolidated:
Net income	$472	$1,602	$3,825	$4,485
Interest expense, net of interest income and minority interest	4,003	3,566	7,383	6,959
Provision for income taxes, net of minority interest	537	962	2,681	2,691
Depreciation	5,923	5,494	11,758	10,925
Equity in loss of unconsolidated joint venture	—	31	—	77
Loss on disposal of property	236	488	165	472
EBITDA	11,171	12,143	25,812	25,609
Ground lease rental payments	1,712	1,581	3,406	1,955
EBITDAR	$12,883	$13,724	$29,218	$27,564

MTR GAMING GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30	December 31
	2006	2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$19,010	$22,576
Restricted cash	1,385	921
Accounts receivable, net of allowance for doubtful accounts of $133 in 2006 and $121 in 2005	8,362	7,558
Accounts receivable - West Virginia Lottery Commission	3,440	—
Inventories	3,643	3,428
Deferred financing costs	2,678	1,952
Prepaid taxes	—	1,352
Deferred income taxes	1,000	1,000
Other current assets	5,453	3,619
Total current assets	44,971	42,406

Property and equipment, net	281,893	256,167
Goodwill	1,492	1,492
Other intangibles	17,554	17,583
Deferred financing costs, net of current portion	6,353	3,911
Funds held for construction project	79,811	—
Deposits and other	13,348	13,118
Total assets	$445,422	$334,677

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,920	$9,261
Accounts payable - West Virginia Lottery Commission	683	1,297
Accrued payroll and payroll taxes	2,928	3,364
Accrued tax liability	599	—
Accrued interest	4,393	3,218
Other accrued liabilities	22,095	18,287
Current portion of capital lease obligations	—	3
Current portion of long-term and other debt	463	474
Total current liabilities	39,081	35,904

Long-term and other debt, net of current portion	257,874	152,966
Deferred leasehold obligation	5,046	5,090
Long-term deferred compensation	9,314	8,051
Deferred income taxes	8,421	8,746
Total liabilities	319,736	210,757

Minority interest	3,236	2,944

Shareholders’ equity:
Common stock	—	—
Paid in capital	59,025	61,376
Retained earnings	63,425	59,600
Total shareholders’ equity	122,450	120,976
Total liabilities and shareholders’ equity	$445,422	$334,677

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